Sub-Item 77Q1(e)

                                AMENDMENT NO. 6

                                       TO

            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment dated as of December 1, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated May 1, 2008, between Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Counselor Series Trust (Invesco Counselor Series Trust), and each of Invesco Canada Ltd. (previously known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

                              W I T N E S S E T H:

          WHEREAS, the parties desire to amend the Contract to (i) change the name of Invesco Select Real Estate Income Fund to Invesco Global Real Estate Income Fund and (ii) remove the following series portfolios: Invesco Multi-Sector Fund, Invesco Balanced Fund, Invesco Dividend Growth Securities Fund, Invesco Fundamental Value Fund, Invesco Large Cap Relative Value Fund, Invesco New York Tax Free Income Fund, Invesco Van Kampen Core Equity Fund and Invesco Van Kampen Equity Premium Income Fund;

          NOW,  THEREFORE,  the  parties  agree  as  follows;

     1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A

                                  FUNDS
                                  -----

               Invesco California Tax-Free Income Fund
               Invesco Core Plus Bond Fund
               Invesco Equally-Weighted S&P 500 Fund
               Invesco Floating Rate Fund
               Invesco S&P 500 Index Fund
               Invesco Global Real Estate Income Fund
               Invesco Structured Core Fund
               Invesco Van Kampen American Franchise Fund
               Invesco Van Kampen Equity and Income Fund
               Invesco Van Kampen Growth and Income Fund
               Invesco Van Kampen Pennsylvania Tax Free Income Fund Invesco Van Kampen Small Cap Growth Fund"

     2. All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                   INVESCO ADVISERS, INC.

                                   Adviser

                                   By: /s/ John M. Zerr
                                       --------------------------------------
                                   Name: John M. Zerr
                                   Title: Senior Vice President

                                   INVESCO CANADA LTD.

                                   Sub-Adviser

                                   By: /s/ Eric J. Adelson
                                       --------------------------------------
                                   Name: Eric J. Adelson
                                   Title: Senior Vice President and Secretary

                                   By: /s/ Wayne Bolton
                                       --------------------------------------
                                   Name: Wayne Bolton
                                   Title: Vice President, Compliance & Chief
                                          Compliance Officer

                                   INVESCO ASSET MANAGEMENT
                                   DEUTSCHLAND GMBH

                                   Sub-Adviser

                                   By: /s/ Jens Langewand &
                                       /s/ Alexander Lehmann
                                       --------------------------------------
                                   Name: Jens Langewand &
                                         Alexander Lehmann
                                   Title: Managing Directors

                                   INVESCO ASSET MANAGEMENT LIMITED

                                   Sub-Adviser

                                   By: /s/ Graeme Proudfoot
                                       --------------------------------------
                                   Name: Graeme Proudfoot
                                   Title: Director

                                   INVESCO ASSET MANAGEMENT (JAPAN) LTD.

                                   Sub-Adviser

                                   By: /s/ Masakazu Hasegawa
                                       --------------------------------------
                                   Name: Masakazu Hasegawa
                                   Title: Managing Director

                                   INVESCO AUSTRALIA LIMITED

                                   Sub-Adviser

                                   By:  /s/ Nick Burrell &
                                        /s/ Mark Yesberg
                                        --------------------------------------
                                   Name:  Nick Burrell &
                                          Mark Yesberg
                                   Title: Company Secretary & Director

                                   INVESCO HONG KONG LIMITED

                                   Sub-Adviser

                                   By: /s/ Anna Tong &
                                       /s/ Fanny Lee
                                       --------------------------------------
                                   Name: Anna Tong &
                                         Fanny Lee
                                   Title: Director & Director

                                   INVESCO SENIOR SECURED MANAGEMENT, INC.

                                   Sub-Adviser

                                   By: /s/ Jeffrey H. Kupor
                                       --------------------------------------
                                   Name: Jeffrey H. Kupor
                                   Title: Secretary & General Counsel